NEWS RELEASE

Japan Fair Trade Commission Approves the Murata Acquisition of Peregrine Semiconductor

Peregrine Sets Record Date for October 13 and Calls Shareholder Vote on November 19

SAN DIEGO—October 10, 2014—Peregrine Semiconductor Corp. (Peregrine) (NASDAQ: PSMI), founder of RF SOI (silicon on insulator) and pioneer of advanced RF solutions, today announces that the Japan Fair Trade Commission has informed Peregrine that it has granted clearance of the proposed merger with Murata Electronics North America, Inc. The approval is subject to a 30-day waiting period set to terminate on October 12, 2014. The merger remains subject to other closing conditions, which were described in Peregrine’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2014.

The Peregrine Board of Directors has established the close of business on October 13, 2014 as the record date for its special meeting of shareholders to consider and vote on, among other things, the proposed merger. The shareholder meeting is scheduled for November 19, 2014. Peregrine will file with the Securities and Exchange Commission definitive proxy materials related to the proposed merger as soon as reasonably practicable.

Completion of the merger remains subject to approval by Peregrine’s shareholders and remaining regulatory approvals. Peregrine expects to complete the merger during the fourth calendar quarter of this year.

Peregrine will announce its third quarter earnings on October 29, 2014 after market close.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize, or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the failure to receive, on a timely basis or otherwise, the required approvals by Peregrine’s shareholders and government or regulatory agencies, and the risk that a closing condition to the proposed merger may not be satisfied.

NEWS RELEASE

For further information regarding risks and uncertainties associated with Peregrine's business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 28, 2013, which should be read in conjunction with this press release. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

ABOUT PEREGRINE SEMICONDUCTOR
Peregrine Semiconductor (NASDAQ: PSMI), founder of RF SOI (silicon on insulator), is a leading fabless provider of high-performance, integrated RF solutions. Since 1988 Peregrine and its founding team have been perfecting UltraCMOS® technology - a patented, advanced form of SOI - to deliver the performance edge needed to solve the RF market's biggest challenges, such as linearity. With products that deliver best-in-class performance and monolithic integration, Peregrine is the trusted choice for market leaders in automotive, broadband, industrial, Internet of Things, military, mobile devices, smartphones, space, test-and-measurement equipment and wireless infrastructure. Peregrine holds more than 180 filed and pending patents and has shipped more than 2 billion UltraCMOS units. For more information, visit http://www.psemi.com.

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The Peregrine Semiconductor name, logo, and UltraCMOS are registered trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries. All other trademarks mentioned herein are the property of their respective owners.

Peregrine Semiconductor
Editorial Contact:
Elizabeth Brown, 619.993.4648
pr@psemi.com
or
Investor Relations:
Jonathan Goldberg, 858.795.0161
ir@psemi.com